UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2011

TALEO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 452-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Taleo Corporation (the “Company”) held on May 17, 2011 (the “Annual Meeting”), proxies representing 38,416,971 shares of the Company’s Class A common stock or approximately 94% of the total outstanding shares of the Company were present. At the Annual Meeting, the Company’s stockholders:

1.	Elected three Class III directors for a three-year term or until their successors have been duly elected and qualified;

2.	Approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

3.	Approved, on a non-binding advisory basis, conducting an advisory vote on the compensation of the Company’s named executive officers every year; and

4.	Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

At the Annual Meeting, the Company’s stockholders voted as follows:

Proposal 1: Election of directors

Nominee	Votes For	Withheld	Broker Non-Votes
Patrick Gross	27,515,879	9,640,720	1,260,372
Jeffrey Schwartz	7,945,118	29,211,481	1,260,372
Jeffrey Stiefler	36,810,618	345,981	1,260,372

Proposal 2: Non-binding advisory vote on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,114,531	5,030,599	11,469	1,260,372

Proposal 3: Non-binding advisory vote on the frequency of holding future advisory votes on executive compensation

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
32,594,733	4,859	4,545,264	11,743	1,260,372

Proposal 4: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,406,136	10,185	650	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ DOUGLAS C. JEFFRIES
Douglas C. Jeffries Executive Vice President and Chief Financial Officer

Date: May 19, 2011